    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 2000.

                                                    REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                         TEXAS INSTRUMENTS INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

                   DELAWARE                                      75-0289970
         (State or Other Jurisdiction                         (I.R.S. Employer
      of Incorporation or Organization)                     Identification No.)

                               12500 TI BOULEVARD
                                P.O. BOX 660199
                            DALLAS, TEXAS 75266-0199
   (Address, Including Zip Code, of Registrant's Principal Executive Offices)
                             ---------------------
                TEXAS INSTRUMENTS 2000 LONG-TERM INCENTIVE PLAN
                BURR-BROWN CORPORATION 1993 STOCK INCENTIVE PLAN
                           (Full Title of the Plans)

                                JOSEPH F. HUBACH
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                               12500 TI BOULEVARD
                                P.O. BOX 660199
                            DALLAS, TEXAS 75266-0199
                                 (972) 995-3773
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

  A copy of all communications, including all communications sent to agent for service, should be sent to:

                                 R. SCOTT COHEN
                           WEIL, GOTSHAL & MANGES LLP
                         100 CRESCENT COURT, SUITE 1300
                              DALLAS, TEXAS 75201

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                                                   PROPOSED MAXIMUM        PROPOSED MAXIMUM
   TITLE OF SECURITIES        AMOUNT TO BE          OFFERING PRICE            AGGREGATE              AMOUNT OF
    TO BE REGISTERED        REGISTERED(1)(3)         PER SHARE(2)         OFFERING PRICE(2)     REGISTRATION FEE(3)
-------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par
  value..................      125,891,685              $76.92            $7,891,799,196.49        $2,083,434.99
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

(1) Of the shares of common stock being registered hereby, 117,010,970 shares relate to the shares issuable upon exercise of stock options, restricted stock awards, performance units, or other stock-based awards granted under the Texas Instruments 2000 Long-Term Incentive Plan and 8,880,715 shares relate to the shares issuable upon exercise of stock options granted under Burr-Brown 1993 Stock Incentive Plan.

(2) For purposes of computing the registration fee only. Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, the Proposed Maximum Aggregate Offering Price Per Share is based upon

     - the average of the bid and asked price of the common stock on August 22, 2000 ($66.25) with respect to 117,010,970 shares, and

     - the actual price at which 8,880,715 options may be exercised (prices ranging from $1.03 per share to $76.92 per share).

(3) This registration statement is also deemed, pursuant to Instruction E of Form S-8, to relate to 40,166,647 shares previously registered on Form S-8 (File No. 333-07127) in connection with a predecessor plan, with respect to which a registration fee of $92,302 has been paid.

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

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated herein by reference:

     - Our Annual Report on Form 10-K for the year ended December 31, 1999, as amended.

     - Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000.

     - Our Current Reports on Form 8-K filed on July 6, 2000.

     - The description of our common stock contained in our registration statements on Forms 8-A and 10 filed with the Commission pursuant to
       Section 12 of the Exchange Act, together with any amendment or report filed with the Commission for the purpose of updating such descriptions.

     All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not required to be filed with this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The General Corporation Law of the State of Delaware, at Section 145, provides, in pertinent part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as the director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. In addition, the indemnification of expenses, including attorneys' fees, is allowed in derivative actions, except no indemnification is allowed in respect to any claim, issue or matter as to which any such person has been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought decides that indemnification is proper. To the extent that any such person succeeds on the merits or otherwise, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith. The determination that the person to be indemnified met the applicable standard of conduct, if not made by a court, is made by the directors of the corporation by a majority vote of the directors not party to such an action, suit or proceeding even though less than a quorum, by a committee of such directors designated by majority vote of such directors even though less than a quorum, or, if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or by the stockholders. Expenses may be paid in advance upon the receipt, in the case of officers and directors, of undertakings to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in this section. A corporation may purchase indemnity insurance.

     The above described indemnification and advancement of expenses, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of such person's heirs, executors and administrators. Article VI, Section 2 of the Texas Instruments Bylaws provides that Texas Instruments shall indemnify its officers and directors for such expenses, judgments, fines and amounts paid in settlement to the full extent permitted by the laws of the State of Delaware.
Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

     - for any breach of the director's duty of loyalty to the corporation or its stockholders,

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

     - under Section 174 of the General Corporation Law of the State of Delaware, or

     - for any transaction from which the director derived an improper personal benefit.

Article Seventh of Texas Instruments' Restated Certificate of Incorporation contains such a provision.

     Under insurance policies of Texas Instruments, directors and officers of Texas Instruments may be indemnified against certain losses arising from certain claims, including claims under the Securities Act of 1933, which may be made against such persons by reason of their being such directors or officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

           4.1           -- Texas Instruments 2000 Long-Term Incentive Plan(1).
           4.2           -- Burr-Brown Corporation 1993 Stock Incentive Plan.*
           5.1           -- Opinion of Weil, Gotshal & Manges LLP.*
          23.1           -- Consent of Ernst & Young LLP.*
          23.5           -- Consent of Weil, Gotshal & Manges LLP (included in
                            Exhibit 5.1).
          24.1           -- Power of Attorney (included on signature pages).

---------------

 *  Filed herewith

(1) Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-41030) filed with the Commission on July 7, 2000.

ITEM 9. UNDERTAKINGS.

     We hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 414(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by our company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 28, 2000.

                                            TEXAS INSTRUMENTS INCORPORATED

                                            By:  /s/ WILLIAM A. AYLESWORTH
                                              ----------------------------------
                                             William A. Aylesworth
                                             Senior Vice President
                                             Treasurer and Chief Financial
                                             Officer

                               POWER OF ATTORNEY

     Know all those by these presents, that each person whose signature appears below constitutes and appoints each of Thomas J. Engibous, William A. Aylesworth, Joseph F. Hubach and M. Samuel Self, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registration Statement on Form S-8 of Texas Instruments Incorporated under the Securities Act of 1933, as amended, including, without limitation of the generality of the foregoing, to sign the Registration Statement in the name and on behalf of Texas Instruments Incorporated, or on behalf of the undersigned as a director or officer of Texas Instruments Incorporated, and any and all amendments or supplements to the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional Registration Statements relating to the same offering of Securities as the Registration Statement that are filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

                 /s/ JAMES R. ADAMS                               Director              August 28, 2000
-----------------------------------------------------
                   James R. Adams

                                                                  Director              August 28, 2000
-----------------------------------------------------
                   David L. Boren

                /s/ JAMES B. BUSEY IV                             Director              August 28, 2000
-----------------------------------------------------
                  James B. Busey IV

                 /s/ DANIEL A. CARP                               Director              August 28, 2000
-----------------------------------------------------
                   Daniel A. Carp

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----

               /s/ THOMAS J. ENGIBOUS                      Chairman of the Board;       August 28, 2000
-----------------------------------------------------    President; Chief Executive
                 Thomas J. Engibous                           Officer; Director

             /s/ GERALD W. FRONTERHOUSE                           Director              August 28, 2000
-----------------------------------------------------
               Gerald W. Fronterhouse

                 /s/ DAVID R. GOODE                               Director              August 28, 2000
-----------------------------------------------------
                   David R. Goode

                /s/ WAYNE R. SANDERS                              Director              August 28, 2000
-----------------------------------------------------
                  Wayne R. Sanders

                 /s/ RUTH J. SIMMONS                              Director              August 28, 2000
-----------------------------------------------------
                   Ruth J. Simmons

               /s/ CLAYTON K. YEUTTER                             Director              August 28, 2000
-----------------------------------------------------
                 Clayton K. Yeutter

              /s/ WILLIAM A. AYLESWORTH                    Senior Vice President;       August 28, 2000
-----------------------------------------------------    Treasurer; Chief Financial
                William A. Aylesworth                              Officer

                 /s/ M. SAMUEL SELF                        Senior Vice President;       August 28, 2000
-----------------------------------------------------   Controller; Chief Accounting
                   M. Samuel Self                                  Officer

                                 EXHIBIT INDEX

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           4.1           -- Texas Instruments 2000 Long-Term Incentive Plan(1).
           4.2           -- Burr-Brown Corporation 1993 Stock Incentive Plan.*
           5.1           -- Opinion of Weil, Gotshal & Manges LLP.*
          23.1           -- Consent of Ernst & Young LLP.*
          23.5           -- Consent of Weil, Gotshal & Manges LLP (included in
                            Exhibit 5.1).
          24.1           -- Power of Attorney (included on signature pages).

---------------

 *  Filed herewith

(1) Incorporated by reference to our Registration Statement on Form S-4 (File No. 333-41030) filed with the Commission on July 7, 2000.